Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "AECP OPERATING COMPANY, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2013, AT 6:11 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5424198 8100

131253554

AUTHENTICATION: 0855933

DATE: 10-30-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:40 PM 10/30/2013
FILED 06:11 PM 10/30/2013
SRV 131253554 - 5424198 FILE

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

First: The name of the limited liability company is AECP Operating Company, LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington. Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ________.")

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 30th day of October, 2013.

By: Carla A. Thomas
Authorized Person (s)

Name: Carla A. Thomas